UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2021

PORCH GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39142	83-2587663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 1st Avenue South, Suite 300
Seattle, Washington	98134
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

0.75% Convertible Senior Notes due 2026

On September 16, 2021, Porch Group, Inc. (the “Company”) completed its previously disclosed private Rule 144A offering of $425 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2026 (the “Notes”) at an issue price of 100%, which includes $40 million aggregate principal amount of Notes issued and sold pursuant to the full exercise of the initial purchasers’ option to purchase additional Notes. The Notes were offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)), pursuant to Rule 144A under the Securities Act.

The net proceeds from the sale of the Notes were approximately $413.9 million after deducting the initial purchasers’ fees and other estimated expenses. On September 16, 2021, the Company used approximately $52.9 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below) and approximately $42.8 million of the net proceeds to repay all outstanding obligations (including the related prepayment fees) under the Company’s Senior Secured Term Loan (as defined below). The Company intends to use the remainder of the net proceeds for general corporate purposes, which may include potential acquisitions.

Indenture

The Company issued the Notes under an indenture, dated as of September 16, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture (which includes the Form of 0.75% Convertible Senior Notes due 2026 filed as Exhibit 4.2 hereto) is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

The Notes bear interest at a rate of 0.75% per annum from and including September 16, 2021, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022. The Notes will mature on September 15, 2026, unless earlier redeemed or repurchased by the Company or converted in accordance with their terms prior to such date.

The Notes will be convertible into cash, shares of Company common stock, par value $0.0001 per share (“common stock”), or a combination of cash and shares of common stock at the Company’s election at an initial conversion rate of 39.9956 shares of common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $25.00 per share of common stock. The initial conversion price of the Notes represents a premium of approximately 32.5% over the $18.87 per share last reported sale price of the common stock on September 13, 2021. The conversion rate will be subject to adjustment upon the occurrence of certain specified events, but will not be adjusted for any accrued and unpaid interest, except under the limited circumstances described in the Indenture. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in Section 1.01 of the Indenture) or if the Notes are subject to redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares of common stock (not to exceed 52.9941 shares of common stock per $1,000 principal amount of the Notes) for a holder that elects to convert its Notes in connection with such make-whole fundamental change or such redemption.

The Notes are convertible at the option of the holders (in whole or in part) at any time prior to the close of business on the business day immediately preceding June 15, 2026 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in Section 1.01 of the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of certain corporate events as specified in the Indenture. On or after June 15, 2026 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or a portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in amounts determined in the manner set forth in the Indenture.

The Notes are not redeemable at the Company’s option prior to September 20, 2024. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after September 20, 2024, if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides a notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Upon the occurrence of a “fundamental change” (as defined in Section 1.01 of the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes in principal amounts of $1,000 or an integral multiple thereof at a fundamental change repurchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior unsecured obligations of the Company and rank: (i) senior in right of payment to any indebtedness of the Company that is expressly subordinated in right of payment to the Notes; (ii) equal in right of payment to any unsecured indebtedness of the Company that is not so subordinated; (iii) effectively junior in right of payment to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness; and (iv) structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross-acceleration to certain other indebtedness of the Company and its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the unpaid principal of the Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X), the principal amount of the Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, do not have the benefit of any registration rights. The Notes will not be listed on any securities exchange.

The above description of the Notes and the Indenture is a summary only and is qualified in its entirety by reference to the text of the Indenture and the Form of 0.75% Convertible Senior Notes due 2026, which are attached hereto as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Capped Call Transactions

On September 13, 2021, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions, and on September 14, 2021, in connection with the full exercise of the initial purchasers’ option to purchase additional Notes, the Company entered into additional privately negotiated capped call transactions (collectively, the “Capped Call Transactions”), in each case with each of Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Bank of Montreal and Jefferies International Limited (collectively, the “option counterparties”). The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock and/or offset the cash payments the Company is required to make in excess of the principal amount of the converted Notes upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Capped Call Transactions (which corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The Capped Call Transactions have an initial cap price of $37.74 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock on The Nasdaq Capital Market on September 13, 2021, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock that underlie the Notes. The Company used approximately $52.9 million of the net proceeds from the issuance of the Notes to pay the cost of the Capped Call Transactions.

The Capped Call Transactions are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary only and is qualified in its entirety by reference to the form of Capped Call Confirmation for the Capped Call Transactions, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Senior Secured Term Loan

On September 16, 2021, the Company used a portion of the net proceeds from the Notes offering to repay all outstanding obligations under a Loan and Security Agreement, dated as of July 22, 2020 (as subsequently amended, the “Runway Loan Agreement”), among the Company’s wholly-owned subsidiary Porch.com, Inc., as borrower representative, a syndicate of lenders party thereto, the other borrowers party thereto, the guarantors party thereto and Runway Growth Finance Corp (f/k/a Runway Growth Credit Fund Inc.), as administrative agent and collateral agent (the “Agent”), pursuant to which there was a $40.4 million senior secured term loan outstanding (the “Senior Secured Term Loan”). The total repayment amount of $42.8 million consisted of outstanding principal, accrued interest, prepayment fees and related expenses. Concurrent with such repayment in full of all outstanding obligations under the Senior Secured Term Loan on September 16, 2021, the Runway Loan Agreement (and all commitments and liens thereunder) was terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The Notes were sold to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering and were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Initially, a maximum of 22,522,493 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 52.9941 shares of common stock per $1,000 principal amount of Notes, which is subject to customary adjustments.

The offer and sale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of September 16, 2021, by and between Porch Group, Inc. and U.S. Bank National Association, as trustee.
4.2	Form of 0.75% Convertible Senior Notes due 2026 (included as Exhibit A in Exhibit 4.1).
10.1	Form of Capped Call Confirmation between Porch Group, Inc. and each of the option counterparties.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2021	PORCH GROUP, INC.

	By:	/s/ Martin L. Heimbigner
Martin L. Heimbigner
Chief Financial Officer